Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1 *CUSIP: 76027YAA2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2003.

INTEREST ACCOUNT

Balance as of July 15, 2003.....                                           $0.00
         Swap Receipt Amount.....                                     $53,882.48
         Scheduled Income received on securities.....                      $0.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Swap Distribution Amount.....                                    -$0.00
         Distribution to Holders.....                                -$53,882.48
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of October 15, 2003.....                                        $0.00

PRINCIPAL ACCOUNT

Balance as of July 15, 2003.....                                           $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of October 15, 2003.....                                        $0.00

                UNDERLYING SECURITIES HELD AS OF October 15, 2003

      Principal Amount                        Title of Security
         ---------                            -----------------
         $15,000,000            American General Corporation 71/2% Notes due
                                July 15, 2025
                                *CUSIP:  026351AU0

                   CREDIT SUPPORT HELD AS OF October 15, 2003

      Notional Amount                         Title of Security
         ---------                            -----------------
         $15,000,000            Swap Agreement Dated as of July 2, 2003
                                between the Trust and Lehman Brothers Derivative
                                Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


                                       5